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                                                                    EXHIBIT 2(b)



Exhibits to Agreement and Plan of Merger dated January 14, 1998 among First Midwest Bancorp, Inc., Heritage Financial Services, Inc. and First Midwest Acquisition Corporation*


Exhibit          Description                                     Section
-------          -----------                                     -------


Exhibit A   -    Legal Opinion of First Midwest's Counsel         2.7(j)


Exhibit B   -    Legal Opinion of Heritage's Counsel              2.8(p)


Exhibit C   -    Exchange Agent Agreement                         3.4(a)


Exhibit D   -    Affiliate's Representation Letter                6.11


Exhibit E   -    Stock Option Agreement                           6.14


Exhibit F   -    List of Directors to be Appointed                7.11

________

*Pursuant to Regulation S-K Item 601(b)(2), the exhibits listed on this page (other than Exhibit E which is filed as a separate exhibit) have been omitted from the filing of the Agreement and Plan of Merger with the Securities and Exchange Commission ("Commission"). The Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission on request.